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                                                                  EXHIBIT 10.9.1


                                  AMENDMENT #5
                                  TO EXHIBIT B
                          SCHEDULE OF FEES AND CHARGES
                              TRAILER BRIDGE, INC.

This Amendment Number 5 to Exhibit B shall replace and supersede the existing Exhibit B as part of the Agreement and Lease between the Lessee and Authority dated August 1, 1991, FMC Number 224-200555. This Amendment addresses annual rate increases as provided for in Section 5 of said Agreement, initiates the first Five (5) year renewal term and shall become effective upon filing with the Federal Maritime Commission ("FMC").

I.       Term of Agreement Pursuant to Section 2 Thereof:  Five years
commencing     _______________________________________________.

II.      RENTAL RATES                                 ANNUAL       MONTHLY

         A.      Ten (10) acres @ $14,901.64       $149,016.36    $12,418.03


         B. First Right of Refusal Area: Lessee shall have a first right of refusal on approximately seven (7) contiguous acres located south of the Leased Premises. Should this parcel become available, and Lessee exercises this first right of refusal, this Exhibit B shall be revised to reflect the inclusion of the contiguous parcel into the Leased Premises, subject to Section 25 hereof, at the then current rental rate of this Agreement.

III.     THROUGHPUT:  includes wharfage and terminal use

         $ 33.98 per loaded container

IV.      DOCKAGE:

         A. Cargo Barge - $3.24 per linear foot of the vessel, assessed and handled in accordance with Authority's published tariff or its reissue. Tariff charges shall also apply to idle dockage of cargo barges.

         B. Ramp Barge - $3.24 per linear foot of the vessel, assessed during stevedoring operations for a minimum of twenty-four (24) hours, and in six (6) hour increments thereafter. There shall be no dockage charge when the Ramp Barge is docked at the approved lay berth, provided however, the stipulations of Section 4.B. are observed.
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V.       OTHER FEES AND CHARGES:  Any other fees and charges due and payable to the Authority by Lessee and not stipulated by this Agreement shall be assessed and handled in accordance with Authority's published tariff or its reissue, unless otherwise agreed to in writing.


FMC Approval Date ______________________________ of FMC Number_________________




                                           Review and Approval
                                        Jacksonville Port Authority

                                                   Initials


                                         --------           ---------
                                         Marine             Corporate
                                         Division           Services